POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints
Louis J. Briskman and Angeline C. Straka, and each of them singly, the undersigned's true and lawful attorney-in-fact to execute and file for and on behalf of the undersigned (i) any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of CBS Corporation, formerly known as Viacom Inc. (the "Company"), that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and (ii) any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically.

	The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to
the foregoing attorney-in-fact.   This Power of Attorney revokes
and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of December, 2005.


		Signature:  /s/ Martin M. Shea
		Print:   Martin M. Shea